SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 17, 2006

VITASTI, INC.
(Exact name of registrant as specified in its charter)

(former name or former address, if changed since last report)

Delaware	000-26673	98-0207081
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
10-20172 113B Avenue Maple Ridge, British Columbia Canada V2X 0Y9
Canada
(Address of principal executive offices)
604-460-8487
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Vitasti, Inc.
From 8-K
Current Report

ITEM 1.01. Entry into a Material Definitive Agreement.

On July 17, 2006, Vitasti, Inc. (the "Company"), entered into a Business Development Agreement (the “BDA”) with Larry D. McNabb, the spouse of our President and Chief Executive Officer, Tammy Lynn McNabb, who abstained from participation in the BDA, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The summary description of the BDA that follows is qualified in its entirety by reference to the BDA.

The BDA is for a term of eighteen (18) months commencing on July 17, 2006. Under the terms of the BDA, Mr. McNabb will receive a fee of US$600,000 converted into restricted common shares of the Company at US$0.10 upon the closing of any transaction fully described in the BDA. Specifically, and qualified by the terms of the BDA, Mr. McNabb was engaged, on a non-exclusive basis, to identify merger or acquisition candidates, investors, underwriters, lenders, guarantors and/or similarly situated persons and/or entities interested in providing funds or capital to the Company or affiliates of the Company on terms acceptable to the Company and any third party. The BDA requires that the documents for any transaction triggered by the BDA contain language disclosing the BDA and the amount received by Mr. McNabb.

ITEM 9.01.  Financial Statements and Exhibits

(c) Exhibits.

10.1 Business Development Agreement by and between Vitasti, Inc. and Larry D. McNabb

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Vitasti, Inc.

By:	/s/ Tammy-Lynn McNabb
Name: Tammy Lynn McNabb
Title: CEO and President

Dated: July 20, 2006